As filed with the Securities and Exchange Commission on May 4, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUMIRADX LIMITED

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands

(345) 640-0540

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Dorian LeBlanc, Chief Financial Officer

LumiraDx, Inc.

221 Crescent Street, 5th Floor

Waltham, MA 02543

(888)586-4721

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Satory Ian Lopez Fried, Frank, Harris, Shriver & Jacobson (London) LLP 100 Bishopsgate London EC2N 4AG United Kingdom Telephone: +44 20 7972 9600	Simon Raftopoulos Dean Bennett Appleby (Cayman) Ltd, 71 Fort Street, PO Box 190 Grand Cayman, KY1-1104 Cayman Islands Telephone: +1 345 949 4900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED MAY 4, 2023

LumiraDx Limited

$100,000,000

Common Shares

Preferred Shares

Warrants

Rights

Units

We may offer, issue and sell from time to time up to $100,000,000 of our common shares, $0.0000028 par value per common share (“common shares”), preferred shares, warrants, rights and a combination of such securities, separately or as units, in one or more offerings each as more particularly described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference herein or therein before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common shares and public warrants are currently listed on The Nasdaq Global Market under the symbols “LMDX” and “LMDXW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

Investing in our securities involves risks. See “Risk Factors” beginning on page 6 and other risk factors contained in any applicable prospectus supplement and in documents incorporated by reference herein and therein.

The securities may be offered directly by us or through agents designated by us or to or through underwriters, brokers or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement or a related free writing prospectus. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement or a related free writing prospectus.

We are a “foreign private issuer” and an “emerging growth company” each as defined under federal securities laws and, as such, are subject to reduced public company reporting requirements.

Our principal executive offices are located at c/o Ocorian Trust (Cayman) Limited, PO Box 1350, Windward 3, Regatta Office Park, Grand Cayman KY1-1108, Cayman Islands.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                 , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any broker, dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, the accompanying prospectus supplement or related freewriting prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, the accompanying supplement to this prospectus or any related free writing prospectus, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered or the applicable securities are sold on a later date.

This prospectus, the accompanying supplement to this prospectus and any related free writing prospectus, if any, may contain estimates and other information concerning our target markets that are based on industry publications, surveys and forecasts. This information involves a number of assumptions and limitations and you are cautioned not to give undue weight to this information. Please read the section of this prospectus entitled “Cautionary Note Regarding Forward-Looking Statements.” The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 20-F and in subsequent filings with the SEC. These and other factors could cause actual results to differ materially from those expressed in such publications, surveys and forecasts.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information; Incorporation by Reference.”

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TRADEMARKS, SERVICE MARKS

LumiraDx and its respective subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. In addition, their names, logos and website names and addresses are their trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but they will assert, to the fullest extent under applicable law, their rights to these trademarks, trade names and service marks.

MARKET, INDUSTRY AND OTHER DATA

Certain information included in this prospectus or incorporated herein by reference concerning our industry, including its total addressable market, the volume of tests and the shift of tests from the central lab to the point-of-care (“POC”) are based on our good faith estimates and assumptions derived from our management’s knowledge of the industry and other information currently available to LumiraDx. This prospectus also includes industry and market data that we have obtained from periodic industry publications, third-party studies and surveys and other filings of public companies in our industry. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. This industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein. We are responsible for all of the disclosure contained in this prospectus, and we believe the industry and market data that we obtained from third-party sources is reliable.

The industry in which we operate, as well as the assumptions and estimates of our future performance and the future performance of the industry in which we operate, are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus, that could cause results to differ materially from those expressed in these estimates.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before making an investment decision, you should read this entire prospectus carefully, especially the “Risk Factors” section of this prospectus and our Annual Report on Form 20-F for the year ended December 31, 2022, the financial statements and related notes thereto, and the documents incorporated by reference herein. Some of the statements in this prospectus constitute forward-looking statements that involve significant risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

As used in this prospectus, unless the context otherwise requires or indicates otherwise, references to “LumiraDx,” “we,” “us,” “our,” or the “Company” refer to LumiraDx Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries.

Our Company

We are a next-generation POC diagnostic company addressing the current limitations of legacy POC systems by bringing lab-comparable performance to the POC in minutes, with a broad menu of tests that can be performed on a single instrument and a low cost of ownership. Our LumiraDx Platform (the “Platform”) is an integrated system comprised of a small, versatile POC diagnostic instrument (the “Instrument”), precise, low-cost actively controlled microfluidic test strips; and seamless, secure digital connectivity. We currently have 12 diagnostic tests that have received regulatory approval, authorization, certification or clearance for use on our Platform and a broad menu of tests in our long-term development plan. Our Platform is designed to simplify, scale-down, and integrate multiple testing methodologies onto a single instrument and offer a broad menu of tests with lab-comparable performance at a low cost and with results generally in 12 minutes or less from sample to result. Our focus is on transforming community-based healthcare by providing critical diagnostic information to healthcare providers at the point of need, enabling informed medical decisions to improve health outcomes while lowering costs. Our actively controlled microfluidic technology and Platform have been proven to meet the market needs for fast, high-sensitivity, convenient and connected diagnostic test results – for health systems, emergency rooms, retail pharmacy chains and other community settings.

We are initially focused on the development of tests for several of the most common conditions diagnosed or managed in community-based healthcare settings. For many of the tests we commercialize, or plan to commercialize, we believe there are no existing POC alternatives which provide highly accurate results in a short period of time at the POC. Our initial authorized and CE Marked tests and those under development are designed to address unmet diagnostic needs in the fields of infectious disease, cardiovascular disease, diabetes, and coagulation disorders.

Our proprietary microfluidic test strip is designed to accommodate all of our assays and sample types for use on our Instrument in a single-design architecture. We can manufacture our test strips at large scale and low cost on our proprietary manufacturing system. We believe our scalable manufacturing process provides us with a sustainable cost position that allows us to provide cost-efficient diagnostic solutions to the POC market. It also enables us to expand into attractive geographies and alternative healthcare settings where high quality POC testing has previously not been feasible. We have 50+ tests in our long-term strategic roadmap for community-based healthcare settings and plan to launch additional tests, subject to successful development and regulatory approval, authorization, certification or clearance

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

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an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of the closing of the Merger (as defined herein). We may choose to take advantage of some but not all of these exemptions.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. Further, even after we no longer qualify as an emerging growth company, we may qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We are also a “foreign private issuer.” Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;

•	the requirement to comply with Regulation FD, which requires selective disclosure of material information;

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the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Summary of Risk Factors

The following is a summary of certain, but not all, of the risks that could adversely affect our business, operations and financial results. If any of the risks actually occur, our business could be materially impaired, the trading price of our common shares and public warrants could decline, and you could lose all or part of your investment. Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 6. You should carefully consider such risks before deciding to invest in our securities.

•	We are at a pivotal point in the commercialization of our Platform, and we may not succeed for a variety of reasons.

•	We will require additional capital to fund our existing operations, develop our Platform and commercialize new products as currently planned, and to expand our operations in the future.

•	Our borrowing arrangements contain restrictions that limit our flexibility in operating our business, and failure to comply with any of these restrictions could result in acceleration of our debt.

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Servicing our debt may require a significant amount of cash. We may not have sufficient cash flow from our business, or otherwise be able to raise the funds necessary, to service our indebtedness which could adversely affect our business and results of operations.

•	Our short-term revenue prospects will vary with the amount of demand for COVID-19 tests generally and the seasonality of demand for our broader respiratory portfolio.

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Our strategy to globally launch a broad menu of tests may not be as successful as currently envisioned and we may not be able to generate sufficient revenue from our Platform to achieve and maintain profitability.

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Several of our tests, including our SARS-CoV-2 antigen test, have been authorized by the U.S. Food and Drug Administration (“FDA”) under an emergency use authorization (“EUA”) declaration related to COVID-19. These tests have not been cleared or approved by the FDA, and therefore we cannot, until such time as such clearance or approval has been obtained, market such tests in the United States following the termination of the EUAs.

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We may not obtain additional regulatory approval, authorization, certification, or clearance of additional tests, and we may not be able to successfully develop and commercialize additional tests, including scaling up our manufacturing and sales capacities.

•	We have a history of net losses. We may incur net losses in the future and we may never achieve profitability.

•	Our global restructuring efforts and cost reduction programs may not generate the savings and operational efficiencies required to achieve or maintain profitability.

•	Our consolidated financial statements contain a statement regarding a material uncertainty that may cast significant doubt about our ability to continue as a going concern.

•	Business or economic disruptions or global health concerns, such as the COVID-19 pandemic, have harmed and may continue to seriously harm our business and increase our costs and expenses.

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We rely on a limited number of suppliers or, in some cases, sole source suppliers, for the components of our Platform and for other materials and may not be able to find replacements or immediately transition to alternative suppliers.

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We may experience problems in scaling our manufacturing and commercial operations, and if we are unable to support demand for our Platform, our test strips or our other products, including ensuring that we have adequate capacity to meet increased demand, if any, or we are unable to successfully manage the evolution of our Platform or our other products, our business could suffer.

•	Our business and reputation will suffer if our products do not perform as expected.

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We currently derive a significant portion of our revenue from a small number of tests and key customers, and loss of any of these customers could cause a material reduction in revenues. A significant portion of our revenue remains COVID-19 related, and we may not be able to scale other assays sufficiently fast.

•	If we cannot compete successfully with our competitors, we may be unable to increase or sustain our revenue or achieve profitability.

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The loss of any member of our senior management team or our inability to attract and retain highly skilled scientists, engineers, software developers, technicians and salespeople could adversely affect our business.

•	Adverse macroeconomic or business conditions, including inflation, may have a negative impact on our business.

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We may be required to repurchase for cash, or to facilitate the purchase by a third party of, all of our shares held by the Bill and Melinda Gates Foundation (“BMGF”) if we default under a letter agreement with BMGF, originally dated July 17, 2018, which was amended and restated on October 17, 2019 and on July 25, 2022 ), which could adversely affect our liquidity, cause us to reduce expenditures in other areas of our business, and/or curtail our growth plans.

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Our business and the sale of our products are subject to extensive regulatory requirements and there is a new regulatory framework which entered into application in the European Union on May 26, 2022, which could delay or otherwise impact our ability to obtain certification of new products and, after a transitionary period, of existing products and consequently our ability to continue to commercialize such products could be affected, impacting revenues.

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If we are unable to obtain and maintain patent and other intellectual property protection for our products and technology, our ability to successfully commercialize any products we develop may be adversely affected.

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We have identified material weaknesses in our internal control over financial reporting and if our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

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The dual class structure of our ordinary shares (as defined herein) and our common shares has the effect of concentrating voting control with those holders of our share capital prior to the merger of our wholly owned subsidiary, then known as LumiraDx Merger Sub, Inc., with and into CA Healthcare Acquisition Corp. (“CAH”), a Delaware corporation (the “Merger”).

Corporate Information

LumiraDx Limited was incorporated on August 24, 2016 under the laws of the Cayman Islands. On September 29, 2016, we acquired all of the outstanding shares of LumiraDx Holdings Limited in a share for share exchange. On September 28, 2021, we consummated the Merger pursuant to the Agreement and Plan of Merger, dated as of April 6, 2021, as amended pursuant to the Amendment to the Merger Agreement dated August 19, 2021, as further amended pursuant to the Amendment No. 2 to the Merger Agreement dated August 27, 2021, by and among LumiraDx, LumiraDx Merger Sub, Inc., a newly formed Delaware corporation and wholly owned subsidiary of LumiraDx (“Merger Sub”), and CAH, which, among other things, provided for Merger Sub to be merged with and into CAH with CAH being the surviving corporation in the Merger.

Our registered office is located at the offices of Ocorian Trust (Cayman) Limited, P.O. Box 1350, Windward 3, Regatta Office Park, Grand Cayman KY1-1108, Cayman Islands, and our telephone number is +1 (345) 640-0540.

Our principal website address is www.lumiradx.com. The information contained on our website does not form a part of, and is not incorporated by reference into, this prospectus.

Securities We May Offer

We may offer common shares, preferred shares and warrants or rights to purchase any of such securities, either individually or in units, from time to time under this prospectus, together with any applicable prospectus supplement and related free writing prospectus, at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion, exchange or sinking fund terms, if any;

•	conversion prices, if any;

•	ranking;

•	liquidation preferences, if any;

•	voting or other rights, if any; and

•	important Cayman Islands or U.S. federal income tax considerations.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The securities may be offered directly by us or through agents designated by us or to or through underwriters, brokers or dealers. We, and our agents, underwriters, brokers or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents, underwriters, brokers or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters, brokers or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding options to purchase additional securities, if any; and

•	the net proceeds to us.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider all of the information included or incorporated by reference into this prospectus, including the risks described under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022, which is incorporated by reference herein, and as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.” Additional risks and uncertainties not currently known to us or which we currently deem immaterial may also have a material adverse effect on our business, financial condition and results of operations. If any of the risks described in our most recent Annual Report on Form 20-F and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations could be harmed. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements regarding our current expectations or forecasts of future events. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, the Platform, other products, tests, ongoing and planned preclinical studies and clinical trials, regulatory submissions and approvals, research and development costs, timing and likelihood of success, as well as plans and objectives of management for future operations are forward-looking statements. Many of the forward-looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” “will” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under “Risk Factors.” These risks and uncertainties include:

•	our ability to compete in the highly competitive markets in which we operate, and potential adverse effects of this competition;

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our ability to achieve and maintain revenues if our products and services do not achieve and maintain broad market acceptance, or if we are unable to keep pace with or adapt to rapidly changing technology, evolving industry standards and changing regulatory requirements;

•	uncertainty, downturns and changes in the markets we serve;

•	our ability to repay or service our debt obligations and meet the covenants related to such debt obligations;

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our expectations regarding the size of the POC market for the Platform, the size of the various addressable markets for certain tests and our ability to penetrate such markets by driving the conversion of healthcare providers’ testing needs onto the Platform;

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our commercialization strategy, including our plans to initially focus our sales efforts on large healthcare systems, government organizations and national pharmacy chains that want to deploy comprehensive POC testing across their networks, our strategy on the commercialization and launch of our current and future assays and our ability to launch and obtain regulatory approval for new tests;

•	the timing, progress and results of our diagnostic tests, including statements regarding launch plans and commercialization plans for such tests;

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the timing, scope or likelihood of regulatory submissions, filings, approvals, authorizations, certifications, clinical trials or clearances, including our ability to successfully transition any test that has previously been authorized by the FDA under an EUA declaration related to COVID-19, to the required FDA marketing submission (e.g., 510(k), de novo or premarket approval) on a timely basis, or at all;

•	our ability to increase the installed base of our Instrument;

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our belief that we will be able to drive continued commercialization of the Platform and revenue growth through sales of our current menu of diagnostic tests, including our portfolio of respiratory tests;

•	the willingness of healthcare providers to use a POC system over central lab systems and the rate of adoption of the Platform by healthcare providers and other users;

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the scalability and commercial viability of our manufacturing methods and processes, especially in light of the anticipated demand for the Platform and our minimum commitments to supply the Platform to customers;

•	our ability to source suitable raw materials and components for the manufacture of the Instrument, test strips and our other products in a timely fashion;

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our ability to maintain our current relationships, or enter into new relationships, with diagnostics or research and development companies, third party manufacturers and commercial distribution collaborators;

•	our ability to effectively manage our recent restructuring activities and any other changes to the size of the Company;

•	our ability to rapidly develop and commercialize diagnostics tests that are accurate and cost-effective;

•	the pricing, coverage and reimbursement of the Instrument and tests, if approved;

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our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	developments and projections relating to our competitors and our industry;

•	our ability to develop effective internal controls over financial reporting;

•	our ability to attract, motivate and retain qualified employees, including members of our senior management team;

•	the continuing effects of the COVID-19 pandemic, including mitigation efforts and economic effects, on any of the foregoing or other aspects of our business or operations;

•	social, economic, and labor instability in the countries in which we or the third parties with whom we engage operate, including any impact of the current conflict between Russia and Ukraine;

•	our expectations regarding the time during which we will be an emerging growth company under the JOBS Act and a foreign private issuer;

•	the future trading price of our common shares and impact of securities analysts’ reports on these prices;

•	our ability to fully derive anticipated benefits from existing or future acquisitions, joint ventures, investments or dispositions;

•	exchange rate fluctuations and volatility in global currency markets;

•	potential adverse tax consequences resulting from the international scope of our operations, corporate structure and financing structure;

•	U.S. tax legislation enacted in 2017, which could materially adversely affect our financial condition, results of operations and cash flows;

•	increased risks resulting from our international operations and expectations of future expansion of such operations;

•	our ability to comply with various trade restrictions, such as sanctions and export controls, resulting from our international operations;

•	government and agency demand for our products and services and our ability to comply with government contracting regulations; and

•	our ability to operate in a litigious environment.

These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the section of this prospectus titled “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement and in any free writing prospectuses in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including, among other things, working capital requirements and potential repayment of indebtedness that may be outstanding at the time of any offering under this prospectus. We may also use a portion of the net proceeds to acquire or invest in businesses, services and technologies that are complementary to our own, although we have no present commitments or agreements to do so. Accordingly, we will retain broad discretion over the use of such proceeds. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference.

DESCRIPTION OF COMMON SHARES

A description of our common shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on May 1, 2023.

We have a dual class share structure. Our authorized share capital is $10,290 divided into (i) 1,769,292,966 A ordinary shares (“ordinary shares”) with a par value (to seven decimal places) of US$0.0000028 per ordinary share, (ii) 1,769,292,966 common shares with a par value (to seven decimal places) of US$0.0000028 per common share and (iii) 136,414,068 undesignated shares of such class or classes (however designated) and having such rights as the LumiraDx board of directors may determine in accordance with the provisions of the Amended and Restated Articles (“undesignated shares”) with a par value of US$0.0000028 per undesignated share. Our ordinary shares have ten votes per share on matters to be voted on by shareholders, and our common shares have one vote per share.

Listing

LumiraDx’s common shares are listed on the Nasdaq Global Market under the symbol “LMDX”.

Transfer Agent and Registrar

The U.S. transfer agent and registrar for the common shares is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED SHARES

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the preferred shares that we may offer under this prospectus. While the terms we have summarized below will apply generally to any preferred shares that we may offer under this prospectus, we will describe the particular terms of any preferred shares that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any preferred shares offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will describe in the applicable prospectus supplement the terms and conditions of the preferred shares being offered, including, as applicable, a description of:

•	the title and nominal value of the preferred shares;

•	the number of preferred shares we are offering;

•	the liquidation preference per preferred share, if any;

•	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

•	whether preferential subscription rights will be issued to existing shareholders;

•	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

•	the procedures for any auction and remarketing, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred shares on any securities exchange or market;

•

whether the preferred shares will be convertible into our common shares, and, if applicable, conditions of an automatic conversion into common shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred shares;

•	preemption rights, if any;

•	other restrictions on transfer, sale or assignment, if any;

•	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

•

any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our undesignated share capital, series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the preferred shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and common shares and reduce the likelihood that holders of ordinary shares and common shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common shares and public warrants. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common shares or preferred shares and may be issued in one or more series. Warrants may be offered independently or together with common shares or preferred shares offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us or otherwise as indicated in the applicable prospectus supplement. The warrant agent (if appointed) will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any applicable free writing prospectus related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	the number of common shares or preferred shares, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	any material Cayman Islands or United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to us, or the warrant agent (as the case may be), in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent (to the extent appointed) will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent (to the extent appointed) may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Public Warrants

We have public warrants outstanding, which are listed on the Nasdaq Global Market under the symbol “LMDXW”. A description of our public warrants can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on May 1, 2023.

DESCRIPTION OF RIGHTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the rights to purchase common shares, preferred shares or the other securities described in this prospectus that we may offer under this prospectus. While the terms we have summarized below will apply generally to any rights that we may offer under this prospectus, we will describe the particular terms of any rights that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any rights offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or persons will purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our shareholders, we will distribute certificates evidencing the rights and a prospectus supplement to our shareholders on the record date that we set for receiving rights in such rights offering.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

•	the title of the rights;

•	the date of determining the shareholders entitled to the rights distribution;

•	the title, aggregate number of shares of common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the extent to which such rights are transferable;

•	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such rights;

•	the currencies in which the rights are being offered;

•	the aggregate number of rights issued;

•	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder of rights to purchase for cash the principal amount of common shares, preferred shares or other securities described in this prospectus at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the common shares, preferred shares, or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters, brokers or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units comprised of common shares, preferred shares, warrants or rights in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Shares,” “Description of Preferred Shares,” “Description of Warrants” and “Description of Rights” will apply to each unit and to any common shares, preferred shares, warrants or rights included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;

•	to underwriters, brokers or dealers for resale to the public or to investors;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	directly to investors;

•	through a combination of any of these methods of sale; or

•	through any other methods described in a prospectus supplement.

Each time we offer and sell securities, we will provide a prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) that will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any agents or underwriters, brokers or dealers and the amount of shares underwritten or purchased by each of them;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to brokers or dealers; and

•	any securities exchanges or markets on which such securities may be listed.

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay to the agent in the prospectus supplement.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment or other option. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to brokers or dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter. Only underwriters we name in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, brokers, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, brokers, dealers or agents and will describe their compensation. We may have agreements with the underwriters, brokers, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, brokers, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

We may authorize underwriters, brokers, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common shares, which are listed on The Nasdaq Global Market. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering or other short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary, warrant agent or other agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee, agent or third party employed by us or a trustee or any agents, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend the underlying issuing document. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect holders of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company (“DTC”) will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we, the trustee, the agent or other third party, as applicable, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the direct holders of those securities.

EXPENSES

We will incur an SEC registration fee of $11,020, and will also incur printing costs, legal fees and expenses, accounting fees and expenses, and others in connection with the offering of securities. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

ENFORCEMENT OF CIVIL LIABILITIES

LumiraDx is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. In addition, many of its directors and officers reside outside of the United States and LumiraDx’s assets and those of its non-U.S. subsidiaries are located outside of the United States. LumiraDx is incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

LumiraDx’s agent for service of process in the United States is LumiraDx Inc., and the executive offices of LumiraDx Inc. are located at 221 Crescent St., Waltham, Massachusetts 02453, telephone number (556) 400-0874.

Appleby (Cayman) Ltd, or Appleby, LumiraDx’s counsel as to Cayman Islands law has respectively advised LumiraDx that there is uncertainty as to whether the courts of the Cayman Islands would, (1) recognize or enforce judgments of United States courts obtained against LumiraDx or its directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against LumiraDx or its directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Appleby has advised LumiraDx that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and United States governing the recognition and enforcement of judgments.

Appleby has informed LumiraDx that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Appleby has further advised LumiraDx that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in the United States will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

LEGAL MATTERS

The legality of the securities to be offered by this prospectus and certain other Cayman Islands legal matters will be passed upon for us by Appleby (Cayman) Ltd. Certain legal matters relating to United States law may be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (London) LLP.

EXPERTS

The consolidated financial statements of LumiraDx as of December 31, 2022 and December 31, 2021, and for each of the years in the three-year period ended December 31, 2022, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company is dependent on its ability to obtain waivers of covenant violations or restructure its existing debt obligations and raise additional capital which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•	our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on May 1, 2023;

•	our Current Reports on Form 6-K filed with the SEC on January 31, 2023, February 17, 2023, February 22, 2023, March 21, 2023, April 6, 2023 and April 24, 2023; and

•

the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-40852), filed under Section 12(b) of the Exchange Act on September 28, 2021, including any subsequent amendment or report filed for the purpose of amending such description.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if such reports on Form 6-K expressly state that they are incorporated in whole or in part by reference into the registration statement of which this prospectus forms a part) prior to the termination of this offering. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

We have filed a registration statement on Form F-3 to register with the SEC the sale of the securities described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities.

Information and statements contained in this prospectus or any annex to this prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this prospectus forms a part.

Statements made in this prospectus concerning the contents of any contract, agreement or other document are not complete descriptions of all terms of these documents. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit. You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part in their entirety.

We are subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We are a “foreign private issuer” as defined in Rule 3b-4 under the Exchange Act. As a result, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. We publish annually an annual report filed on Form 20-F containing financial statements that have been examined and reported on, with an opinion expressed by, a registered public accounting firm. We prepare our annual financial statements in in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. If there is any inconsistency between the information in this prospectus and in any post-effective amendment to the Form F-3 of which this prospectus is a part, or in any prospectus supplement, you should rely on the information in the post-effective amendment or prospectus supplement, as relevant. You should read this prospectus and any post-effective amendment or prospectus supplement together with the additional information contained in such documents under the heading “Where You Can Find More Information; Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the securities offered under this prospectus, and our other outstanding securities. The registration statement, including the exhibits, can be read at the SEC’s website mentioned above.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following contact information:

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

P.O. Box 1350

Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands

Tel: +1 (345) 640-0540

Email: investors@lumiradx.com

You may also obtain information about us by visiting our website at www.lumiradx.com. Information contained in our website is not part of this prospectus.

We have not authorized anyone to give any information or make any representation about their companies that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. You should read all information supplementing this prospectus.

LUMIRADX LIMITED

PROSPECTUS

                , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. The Amended and Restated Articles provide that each of LumiraDx’s officers and directors (including alternate directors) shall be indemnified out of its assets against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation) incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of LumiraDx’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning LumiraDx or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as Exhibit 4.9 to our Annual Report on Form 20-F for the year ended December 31, 2022, LumiraDx will agree to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling LumiraDx under the foregoing provisions, LumiraDx has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9.	EXHIBITS.

The following exhibits are filed with this registration statement or are incorporated herein by reference:

Exhibit Number	Description

1.1#	Form of Underwriting or Purchase Agreement

2.1	Agreement and Plan of Merger, dated as of April 6, 2021, by and among LumiraDx Limited, LumiraDx Merger Sub, Inc., and CA Healthcare Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form F-4 (File No. 333-257745) filed with the SEC on July 7, 2021).

2.2	Amendment No. 1 to the Agreement and Plan of Merger, dated as of August 19, 2021, by and among LumiraDx Limited, LumiraDx Merger Sub, Inc., and CA Healthcare Acquisition Corp. (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-257745) filed with the SEC on August 20, 2021).

2.3	Amendment No. 2 to the Agreement and Plan of Merger, dated as of August 27, 2021, by and among LumiraDx Limited, LumiraDx Merger Sub, Inc., and CA Healthcare Acquisition Corp. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-257745) filed with the SEC on August 27, 2021).

3.1	Amended and Restated Memorandum and Articles of Association of LumiraDx Limited (incorporated by reference to Exhibit 1.1 to the Company’s Report on Form 20-F (File No. 001-40852) filed with the SEC on September 29, 2021).

4.1	Specimen Common Share Certificate of LumiraDx Limited (incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Company’s Registration Statement on Form F-4 (File No. 333-257745) filed with the SEC on September 1, 2021).

4.2	Specimen Ordinary Share Certificate of LumiraDx Limited (incorporated by reference to Exhibit 4.6 to Amendment No. 3 to the Company’s Registration Statement on Form F-4 (File No. 333-257745) filed with the SEC on September 1, 2021).

4.3#	Form of Warrant Agreement (including form of Warrant Certificate).

4.4#	Form of Rights Agreement (including form of Right Certificate).

4.5#	Form of Unit Agreement (including form of Unit Certificate).

5.1*	Opinion of Appleby (Cayman) Ltd.

23.1*	Consent of KPMG LLP, independent public registered accounting firm for LumiraDx Limited.

23.2*	Consent of Appleby (Cayman) Ltd (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

107*	Filing Fee Table.

*	Filed herewith.
#	To be filed, if necessary, as an exhibit to a report of the registrant on Form 6-K or other document to be incorporated herein by reference.

ITEM 10.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 4th day of May, 2023.

LumiraDx Limited

By:	/s/ Ron Zwanziger
Name: Ron Zwanziger
Title: Chief Executive Officer, Chairman, and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Ron Zwanziger and Dorian LeBlanc, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form F-3, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Ron Zwanziger Ron Zwanziger	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 4, 2023

/s/ Dorian LeBlanc Dorian LeBlanc	Chief Financial Officer and Vice President, Global Operations (Principal Financial Officer and Principal Accounting Officer)	May 4, 2023

/s/ Jerry McAleer Jerry McAleer	Director	May 4, 2023

/s/ Donald Berwick Donald Berwick	Director	May 4, 2023

/s/ Bruce Keogh Bruce Keogh	Director	May 4, 2023

/s/ Lu Huang Lu Huang	Director	May 4, 2023

/s/ Lurene Joseph Lurene Joseph	Director	May 4, 2023

/s/ Troyen A. Brennan Troyen A. Brennan	Director	May 4, 2023

/s/ George Neble George Neble	Director	May 4, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative in the United States of LumiraDx Limited, has signed this registration statement in the City of London, United Kingdom, on the 4th day of May, 2023.

LumiraDx, Inc.

By:	/s/ Ron Zwanziger
Name: Ron Zwanziger
Title: Chief Executive Officer, Chairman, and Director